UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2003

Piccadilly Cafeterias, Inc.

(Exact name of registrant as specified in its charter)

Louisiana (State of incorporation)	1-11754 (Commission File Number)	72-0604977 (IRS Employer Identification No.)

3232 Sherwood Forest Boulevard, Baton Rouge, Louisiana (Address of principal executive offices)	70816 (Zip Code)

(225) 293-9440
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.

     On October 29, 2003, the Company issued a press release, filed herewith as Exhibit 99, announcing that the Company has entered into an agreement to sell substantially all of the assets associated with its restaurant operations and has filed for Chapter 11 bankruptcy protection.

Item 7. Financial Statements and Exhibits

(c)	Exhibits.

	99	Press Release dated October 29, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PICCADILLY CAFETERIAS, INC.

By:	/s/ W. Scott Bozzell W. Scott Bozzell Executive Vice President and Secretary

Date: October 30, 2003

EXHIBIT INDEX

Exhibits	Description

99	Press Release dated October 29, 2003.